EXHIBIT 10.16


                            SECOND AMENDMENT TO LEASE

     THIS AGREEMENT, made as of and entered as of this 6th day of June 1998, by and between Newmarket Partners I, Ltd., a Georgia Limited Partnership, whose general partners are Laing Properties, Inc. and Laing Management Company (hereinafter called "Landlord") and Cryolife, Inc., a Florida corporation (hereinafter called "Tenant").

                                WITNESSETH THAT:

     WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated July 23, 1993, as amended June 9, 1994 (collectively, hereinafter "Lease") for Suite 124, Building 5, (hereinafter "Premises") at 2121 Newmarket Parkway, Marietta, Cobb County, Georgia 30067.

     WHEREAS, Landlord and Tenant desire to amend the Lease in order to modify some of the terms and conditions of the Lease; and

     WHEREAS, Tenant desires to extend the Term of the Lease an additional three
(3) years for the period of November 16, 1998 through November 15, 2001 (hereinafter "Renewal Term").

     NOW, THEREFORE in consideration of the mutual agreements of the undersigned and other good and valuable consideration, this Lease is hereby amended, effective November 16, 1998, as follows:

47.  BROKER DISCLOSURE

     Pursuant  to Georgia  Real Estate  Commission  Regulation  520-1-08,  Laing
Marketing  Company  makes  the  following  disclosures   concerning  this  Lease
transaction:

     a) In this transaction, Laing Marketing Company represents Landlord and not Tenant.

     b) In this transaction, Richard Bowers & Company represents Tenant and not Landlord.

     c) In this transaction, both Laing Marketing Company and Richard Bowers & Company shall receive their compensation from Landlord exclusively.

     Both Tenant and Landlord acknowledge, agree with and consent to the representation and compensation disclosed above.

48.  ENVIRONMENTAL MATTERS

     Tenant will be subject to the provisions contained in Exhibit "E" entitled, "Environmental Matters', attached hereto and by this reference made a part hereof.

49.  TERM

     Paragraph 2, Term, of the Lease shall be amended to read:

     To have and to hold the same  for the  term to  commence  on the  sixteenth
     (16th) day of November 1998 and ending on the fifteenth (15th) day of November 2001, at midnight, unless sooner terminated as hereinafter provided.

50.  RENTAL

     Paragraph 3, Rental, of the Lease shall be amended to read:

     The Tenant agrees to pay to the Landlord promptly on the first day of each month in advance, during the term of this Lease, a monthly rental of:

       November 16, 1998 through November 15, 1999 @ $7,952.46 per month November 16, 1999 through November 15, 2000 @ $8,270.56 per month November 16, 2000 through November 15, 2001 @ $8,601.38 per month

Page 2 of Second Amendment to Lease by and between Newmarket Partners I Ltd., a Georgia Limited Partnership, whose general partners are Laing Properties, Inc. and Laing Management Company and Cryolife Inc., a Florida corporation, dated June 6, 1998.

          Payments received after the tenth day of the month may be assessed an additional five percent (5%) charge as agreed liquidated damages due Landlord. Acceptance by Landlord of a rental payment in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction.

51.  TENANT IMPROVEMENTS

     The Premises will be leased "as-is" during the Renewal Term and any and all improvements shall be at Tenant's sole cost and expense.

     Except as herein amended, all terms and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereunto have executed this Second Amendment to Lease as of the day and year first above written.

Signed, sealed and delivered     LANDLORD: Newmarket Partners I, Ltd. a
in the presence of:                        Georgia Limited Partnership,
                                           whose general partners are Laing
                                           Properties, Inc. and Laing
                                           Management Company

                                  BY:      Laing Properties, Inc.
                                           Managing General Partner


/s/  Patricia L. Pendley          BY:      /s/  James A. Gillespie
--------------------------                 -------------------------------------
Witness                                    James A. Gillespie

                                  TITLE:   Executive Vice President

/s/  Julie J. Waller              ATTEST:  /s/  Robert R. Stubbs
--------------------------                 -------------------------------------
Notary Public                              Robert R. Stubbs

                                  TITLE:   Vice President & Secretary
                                           -------------------------------------
                                           (CORPORATE SEAL)

Signed, sealed and delivered      TENANT:  Cryolife, Inc., a Florida Corporation
in the presence of:

/s/  Felicia E. Trott             BY:      /s/  Albert E. Heacox
--------------------------                 -------------------------------------
Witness
                                  TITLE:   V.P. Laboratory Operations
                                           -------------------------------------

/s/  Suzanne K. Gabbert           ATTEST:  /s/ Suzanne K. Gabbert
--------------------------                 -------------------------------------
Notary Public
                                  TITLE:   Assistant Corporate Secretary
                                           -------------------------------------
Notary Public, Cobb County, Georgia                  (CORPORATE SEAL)
My Commission Expires:
September 13, 2000

                                   EXHIBIT "E"
                              ENVIRONMENTAL MATTERS

A. Tenant covenants that it will not cause or permit, knowingly or unknowingly, any Hazardous Wastes (as hereinafter defined) to be brought upon, disposed on or stored in or on the Premises or any Hazardous Material (as hereinafter defined) to be released in, on or about the Premises and that it will comply with any and all applicable laws, ordinances, rules, regulations and requirements respecting the presence, use or release of Hazardous Materials in, on or about the Premises.

B. Tenant covenants that it will immediately notify Landlord, in writing, of any existing, pending or threatened (i) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws (as hereinafter defined); (ii) third party claims; (iii) regulatory actions; and/or (iv) contamination of the Premises.

C. Tenant shall, at Tenant's expense, investigate, monitor, remediate, and/or clean up any Hazardous Material, Hazardous Waste, or other environmental condition on, about, or under the Premises required as a result of Tenant's use or occupancy of the Premises.

D. Tenant covenants that it shall keep the Premises free of any lien imposed pursuant to any Environmental Laws.

E. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, attorney's fees and court costs), liabilities or losses (collectively, the "Tenant Indemnified Claims") resulting from (i) the presence of Hazardous Wastes in or about the Premises or the release of Hazardous Materials in, on or a bout the Premises on or after the date of this Lease, and (ii) any Hazardous Waste placed or any Hazardous Materials released elsewhere in Newmarket Business Park by Tenant, its agents, invitees, employees and contractors.

F. The provisions of this Exhibit "E" shall survive the expiration or termination of this Lease.

G. For purposes of this Lease, the term Hazardous Waste has the same meaning as the term is defined in the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et. seq. ("RCRA").

H. For the purposes of this Lease, the term Hazardous Material, is defined to include those matters described in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.ss.9601 et. seq. ("CERCLA"). As used herein the term Hazardous Materials shall also mean (i) asbestos, or any substance containing asbestos; (ii) polychlorinated biphenyls; (iii) lead; (iv) radon; (v) pesticides; (vi) petroleum or any other substance containing hydrocarbons; (vii) any substance which, when on the Premises, is prohibited by any Environmental Laws; and (viii) any other substance, material or waste which, (x) by any Environmental Laws requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal or (y) is defined or classified as hazardous, dangerous or toxic pursuant to any legal requirement.

I. For purposes of this Lease, Environmental Laws shall mean: any and all federal, state and local laws, statutes, codes, ordinances, regulations, rules or other requirements relating to human health or safety or to the environment including, but not limited to, those applicable to the storage, treatment, disposal, handling and release of any Hazardous Waste or Hazardous Materials, all as amended or modified from time to time.



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